Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in this Registration Statement on Form S-1 of our report dated July 17, 2025 relating to the financial statements, which appears in Kestra Medical Technologies, Ltd.’s Annual Report on Form 10-K for the year ended April 30, 2025, and is incorporated by reference in the Registration Statement on Form S-1 (No. 333-291854). We also consent to the reference to us under the heading “Experts” in the Registration Statement on Form S-1 (No. 333-291854) incorporated by reference in this Registration Statement.

/s/ PricewaterhouseCoopers LLP

Irvine, California

December 2, 2025

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